Exhibit 99.2
                                                       ------------


             FORM OF NOTICE OF GUARANTEED DELIVERY FOR

                        J. CREW GROUP, INC.



           This form or one substantially equivalent hereto must be used to accept the Exchange Offer of J. Crew Group, Inc. (the "Issuer") made pursuant to the Prospectus, dated ________ __, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Debentures are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuer prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered by mail or hand delivery to State Street Bank and Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Debentures pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

 Delivery to: State Street Bank and Trust Company, Exchange Agent

          By Mail:                             By Overnight Mail or Courier:
        P.O. Box 778                             Two International Place
Boston, Massachusetts 02102                    Boston, Massachusetts 02110
Attention: Corporate Trust Department    Attention: Corporate Trust Department
       Kellie Mullen                                  Kellie Mullen

By Hand in New York to 5:00 p.m.               By Hand in Boston to 5:00 p.m.
      (as drop agent):                           Two International Place
        61 Broadway                                    Fourth Floor
         15th Floor                                  Corporate Trust
   Corporate Trust Window                      Boston, Massachusetts 02110
     New York, NY 10006
                              For information call:
                              (617) 664-5587




           Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

           Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount at maturity of Old Debentures set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer --
Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Debentures       Name(s) of Record Holders(s):
Tendered:


$--------------------------------------
                                         -----------------------------------
Certificate Nos. (if available):
                                         -----------------------------------
                                          Address(es):
----------------------------------

----------------------------------
                                         -----------------------------------

                                         -----------------------------------
If Old Debentures will be delivered       Area Code and Telephone Number(s):
by book-entry transfer to The Depositary
Trust Company, provide Depositary
account number.
                                         -----------------------------------
                                          Signature(s):
Account Number_________________________
                                         -----------------------------------

                                         -----------------------------------

           THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                             GUARANTEE

             (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one its address set forth above, the certificates representing all tendered Old Debentures, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm: ____________________________      ______________________________
                                                   (Authorized Signature)

Address:__________________________________

__________________________________________

Area Code and
Telephone Number:_________________________
                                               Title:_________________________

                                               Name:__________________________

                                               Date:__________________________